Exhibit (14)a.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Selected Financial and Other Data of Sierra”, “Experts” and to the use of our report dated April 1, 2019 with respect to the consolidated financial statements of Sierra Income Corporation included in the Amended Joint Proxy Statement/Prospectus that is made a part of Post-Effective Amendment No. 2 to the Registration Statement on Form N-14 (No. 333-228216) of Sierra Income Corporation for the registration of 56,951,783 shares of its common stock.

New York, New York

November 13, 2019